                                                                         EX-11.1

                 Statement of Computation of Earnings Per Share


                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  EXHIBIT 11.1
                            BIRMAN MANAGED CARE, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                             Three Months Ended    Three Months Ended     Six Months Ended      Six Months Ended
                                                December 31,          December 31,          December 31,          December 31,
                                                    1997                  1996                  1997                  1996
                                                -----------           -----------           -----------           -----------
Net Income available to common                  $  (630,466)          $   131,389           $  (754,767)          $   372,580
    stockholders used in basic EPS

Basic earnings (loss) Per Share:

Weighted average of common shares
    outstanding (1)                               8,089,588             5,931,082             8,089,588             5,931,082
                                                ===========           ===========           ===========           ===========


Basic earnings (loss) Per Share                 $      (.08)          $       .02           $      (.09)          $       .06
                                                ===========           ===========           ===========           ===========

Earnings Per Share Assuming Dilution:

Common stock equivalents
   Options and warrants granted and
       unexercised (2)                                   --             1,076,371                    --             1,076,371
   Escrow shares (3)                                     --             1,000,000                    --             1,000,000
   Assumed buyback of options (2)                        --              (303,936)                   --              (303,936)
                                                -----------           -----------           -----------           -----------
                                                         --             1,772,435                    --             1,772,435
   Weighted average of common shares
        outstanding (1)                           8,089,588             5,931,082             8,089,588             5,931,082
                                                -----------           -----------           -----------           -----------
   Weighted average common shares
        outstanding, assuming dilution            8,089,588             7,703,517             8,089,588             7,703,517
                                                ===========           ===========           ===========           ===========

Earnings Per Share Assuming Dilution            $      (.08)          $       .02           $      (.09)          $       .05
                                                ===========           ===========           ===========           ===========



(1) Earnings per share calculations are based upon the weighted average number of shares outstanding for each of the respective periods. All weighted average shares outstanding give retroactive effect to the 1,000 to 1 stock split in October 1995 and the 72.939 for 100 exchange in September 1996. The Company completed an initial public offering of its common stock on February 19, 1997.

(2) Buyback of stock options under the treasury stock method is at the average market price of $6.54 at December 31, 1997. Stock options and warrants granted and unexercised are included as common share equivalent shares, using the treasury stock method, as if they had been outstanding for all periods presented, unless the effect is anti-dilutive.

(3) Shares deposited into escrow by Dr. Birman pursuant to the Underwriting Agreement are included in earnings per share assuming dilution, unless the effect is anti-dilutive.